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                                                      Exhibit 99(c).3

                               ATLAS COPCO AB GUARANTY


         The undersigned, ATLAS COPCO AB, a corporation formed and organized under the laws of the Kingdom of Sweden, hereby undertakes and agrees to cause Atlas Copco North America Inc. ("Parent") and PS Acquisition Corp. ("Newco") to perform each of their respective obligations and agreements under the Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 8, 1997, by and among Parent, Newco and Prime Service, Inc. (the "Company") and the undersigned expressly agrees to be liable in the event Parent or Newco fails to perform any of their respective obligations or agreements under the Merger Agreement; provided, however, that this undertaking and agreement shall terminate immediately following the Effective Time of the Merger (as each is defined in the Merger Agreement). The undersigned hereby represents and warrants to the Company that (i) it has full corporate power and authority to execute and deliver this undertaking and perform its obligations hereunder, (ii) it has taken all actions necessary to authorize the execution, delivery and performance of this undertaking by it, (iii) such execution, delivery and performance do not conflict with, violate or otherwise result in a default under its Certificate of Incorporation, By-laws or other organizational documents, and (iv) this undertaking is the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.



                             ATLAS COPCO AB
                                     (public)




                             By: /s/ Hakan Osvald
                                ---------------------------
                                  Name:    Hakan Osvald
                                  Title:   Vice President





                             By: /s/ Mark Cohen
                                ---------------------------
                                  Name:    Mark Cohen
                                  Title:   Attorney-in-Fact